Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                     at the close of business September 30,
               2001, in accordance with a call made by the Federal
                  Reserve Bank of this District pursuant to the
                     provisions of the Federal Reserve Act.


                                                                  DOLLAR AMOUNTS
                     ASSETS                                        IN MILLIONS


Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin .....................................        $  20,204
     Interest-bearing balances .............................           34,014
Securities:
Held to maturity securities.................................              462
Available for sale securities...............................           58,587
Federal funds sold and securities purchased under
     agreements to resell ..................................           50,374
Loans and lease financing receivables:
     Loans and leases held for sale.........................            1,581
     Loans and leases, net of unearned income...............         $164,271
     Less: Allowance for loan and lease losses..............            2,468
     Loans and leases, net of unearned income and
     allowance .............................................          161,803
Trading Assets..............................................           60,294
Premises and fixed assets (including capitalized leases)....            4,604
Other real estate owned.....................................               43
Investments in unconsolidated subsidiaries and
     associated companies...................................              365
Customers' liability to this bank on acceptances
     outstanding ...........................................              295
Intangible assets
        Goodwill............................................            1,686
        Other Intangible assets.............................            3,549
Other assets ...............................................           36,940
                                                                       ------
TOTAL ASSETS ...............................................         $434,801
                                                                     =========



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                                   LIABILITIES
Deposits
     In domestic offices ...................................       $146,738
     Noninterest-bearing ...................................        $64,312
     Interest-bearing ......................................         82,426
     In foreign offices, Edge and Agreement
     subsidiaries and IBF's ................................        114,404
        Noninterest-bearing.................................       $  7,400
     Interest-bearing ......................................        107,004

Federal funds purchased and securities sold under agree-
ments to repurchase ........................................         58,982
Trading liabilities ........................................         41,387
Other borrowed money (includes mortgage indebtedness
     and obligations under capitalized leases)...............        10,439
Bank's liability on acceptances executed and outstanding.....           295
Subordinated notes and debentures ...........................         6,355
Other liabilities ...........................................         31,271
TOTAL LIABILITIES ...........................................        409,871
Minority Interest in consolidated subsidiaries...............            114

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus................              0
Common stock ................................................           1,211
Surplus  (exclude all surplus related to preferred stock)....          12,715
    Retained earnings........................................          10,641
    Accumulated other comprehensive income...................             249
Other equity capital components..............................               0
TOTAL EQUITY CAPITAL ........................................          24,818
                                                                       ------
TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL             $434,801
                                                                     ==========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                               JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.


                                    WILLIAM B. HARRISON,  JR. )
                                    DOUGLAS A. WARNER III     ) DIRECTORS
                                    FRANK A. BENNACK, JR.     )